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                                                                   Exhibit 10.1

AMENDMENT OF THE BURLINGTON NORTHERN SANTA FE
NON-EMPLOYEE DIRECTORS' STOCK PLAN
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     WHEREAS, the Directors and Corporate Governance Committee of the Board of
Directors has recommended an amendment of the Burlington Northern Santa Fe Non-Employee Directors' Stock Plan (the "Plan") to include certain provisions for the grant of Restricted Stock Unit Awards;

     NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended effective April 18, 2001 in the following particulars:

     1. By inserting the following new Section 3A into the Plan immediately following the existing Section 3:


                                  SECTION 3A
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                         RESTRICTED STOCK UNIT AWARDS
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          3A.1. Terms and Conditions. Subject to the terms of this Section 3A,
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     a Restricted Stock Unit entitles an Eligible Director to receive one share of Stock for the unit at the end of a vesting period to the extent provided by the Award with the vesting of such unit also to be contingent upon such conditions as may be set forth in the Award. During any period in which Restricted Stock Units are outstanding and have not been settled in Stock, the Eligible Director shall not have the rights of a stockholder, but shall have the right to receive a payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends would otherwise be paid.

          3A.2  Grant.  Immediately following the Annual Meeting on April 18,
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     2001, each Director who is then an Eligible Director shall be granted a
     Restricted Stock Unit Award under this Section 3A.2. Thereafter, as of the date of each subsequent Annual Meeting of Shareholders of the Company, each Director who is then an Eligible Director (excluding any Eligible Director who has previously received a Restricted Stock Unit Award under this
     Section 3A.2) shall be granted a Restricted Stock Unit Award under this
     Section 3A.2. The Restricted Stock Unit Awards under this Section 3A.2 shall consist of the grant of 1,000 Restricted Stock Units, to vest as follows:

          (a) upon the Date of Termination of the Eligible Director's service on the Board, provided, however, that as of such Date of Termination such Director must have served on the Board at least until the next Annual Meeting following such Director's election to the Board; and
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          (b)   as otherwise provided in Section 3A.3 below.

          3A.3. Vesting.  A Director who does not serve on the Board at least
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     until the next Annual Meeting following such Director's election to the
     Board shall forfeit such Restricted Stock Unit Award; provided, however, that (i) if the Director ceases to be a Director by reason of his Retirement, death or Disability, the Restricted Stock Unit Award shall vest on his Date of Termination, and (ii) any portion of the Restricted Stock Unit Award that is held by an individual serving as a Director on the date of a Change in Control that is not then vested shall become vested on the date of the Change of Control.

          3A.4  Limit on Restricted Stock Units.  Restricted Stock Units granted
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     as a Restricted Stock Unit Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date they are vested.


     2. By inserting the phrase "or Restricted Stock Units" after the word "Stock" where it appears in (i) the fourth line of Section 4.1, (ii) clause 4.3(a)(iii), (iii) the first line of Section 4.4, and (iv) the second line of
Section 4.4(a).

     3. By inserting the phrase "under Sections 2, 3 and 3A" in place of the phrase "under Sections 2 and 3" in the first line of Section 4.9.

     4. By inserting the phrase "of stock options, restricted stock or restricted stock units" in place of the phrase " of stock options or restricted stock" in Section 7(a).

     FURTHER RESOLVED, that the Plan shall be amended and restated in its entirety to incorporate the amendments approved by the foregoing resolution and any previous amendments.

     FURTHER RESOLVED, that each of the Secretary and other officers of the Company are authorized and empowered by and on behalf and in the name of the Company to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.



January 18, 2001